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                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             Aspen Technology, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2739697
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                      (I.R.S. Employer Identification No.)

                 Ten Canal Park, Cambridge, Massachusetts 02141
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               (Address of Principal Executive Offices) (Zip Code)

              Aspen Technology, Inc. 1996 Special Stock Option Plan
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                            (Full Title of the Plan)

                                Lawrence B. Evans
                             Aspen Technology, Inc.
                                 Ten Canal Park
                         Cambridge, Massachusetts 02141
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                     (Name and Address of Agent for Service)

                                 (617) 577-0100
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          (Telephone Number, Including Area Code, of Agent For Service)

                                 With copies to:
     Stephen J. Doyle, Esq.                       Mark L. Johnson, Esq.
Vice President and General Counsel               Foley, Hoag & Eliot LLP
     Aspen Technology, Inc.                      One Post Office Square
        Ten Canal Park                         Boston, Massachusetts 02109
 Cambridge, Massachusetts 02141


                             CALCULATION OF REGISTRATION FEE
=============================================================================================


                                                                  Proposed
Title of                                         Proposed         Maximum
Securities                      Amount           Maximum          Aggregate     Amount of
to be                           to be            Offering Price   Offering      Registration
Registered                      Registered       Per Share(1)     Price(1)      Fee
--------------------------------------------------------------------------------------------
Common Stock, $.10 par value    250,000 shares   $66.875(2)       $16,718,750   $5,067
============================================================================================
(1)      Estimated solely for the purpose of determining the registration fee.
(2)      In accordance with Rules 457(c) and (h) under the Securities Act of
         1933, the above calculation is based on the average of the high and low sale prices reported in the consolidated reporting system of the Nasdaq
         National Market on February 5, 1997.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by Aspen Technology, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (the "Annual Report"); (2) the Registrant's definitive Proxy Statement dated November 11, 1996 used in connection with its Annual Meeting of Stockholders held on December 16, 1996; (3) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996; (4) the Registrant's Current Report on Form 8-K dated January 29, 1997; and (5) the description of the Common Stock contained in the Registrant's registration statement filed with the SEC under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     In addition, all reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregister all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS OR COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit, or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions of the Company's Articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company. These provisions do not eliminate a director's duty of care. Moreover, the provisions do not apply to claims against a director for violations of certain laws, including federal securities laws. Section 67 of Chapter 156B of the Massachusetts Business

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Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

     The Company maintains a directors' and officers' insurance policy that covers certain liabilities of directors and officers of the Company, including liabilities under the Securities Act of 1933. The Company maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER

4.1(a)* Restated Articles of Organization of the Registrant, as filed with the Secretary State of the Commonwealth of Massachusetts on November 1, 1994

4.1(b) Articles of Amendment to the Restated Articles of Organization of the Registrant, as filed with the Secretary of State of the Commonwealth of Massachusetts on January 6, 1997

4.2*      By-Laws of the Registrant

4.3*      Specimen certificate for the Common Stock

4.4       Aspen Technology, Inc. 1996 Special Stock Option Plan

5.1       Opinion of Foley, Hoag & Eliot LLP

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

24        Power of Attorney (included on pages II-4 and II-5)

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*    Filed as an exhibit to the Company's Registration Statement on Form S-1
     (registration number 33-88734), as filed with the Commission on January 29, 1995, and incorporated herein by reference.


ITEM 9.       UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


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               (i) To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on this tenth day of February, 1997.

                            ASPEN TECHNOLOGY, INC.


                                          /s/ LAWRENCE B. EVANS
                            By:-------------------------------------------------
                                               Lawrence B. Evans
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lawrence B. Evans, Mary A. Palermo, Joel B. Rosen and Lisa W. Zappala, and each of them, true and lawful attorneys-in-fact and agents with full power of substitution, for and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as of February 10, 1997.

SIGNATURE                          TITLE

     /s/ LAWRENCE B. EVANS
-------------------------------    Chairman of the Board and
       Lawrence B. Evans           Chief Executive Officer
                                   (Principal Executive Officer)


     /s/ MARY A. PALERMO
-------------------------------    Executive Vice President, Finance and Chief
       Mary A. Palermo             Financial Officer (Principal Financial and
                                   Accounting Officer)


     /s/ JOSEPH F. BOSTON
-------------------------------    Director
       Joseph F. Boston




-------------------------------    Director
     Gresham T. Brebach, Jr.


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       /s/ DOUGLAS R. BROWN
-------------------------------    Director
          Douglas R. Brown




-------------------------------    Director
          Joan C. McArdle


        /s/ ALISON ROSS
-------------------------------    Director
          Alison Ross


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                                INDEX TO EXHIBITS


EXHIBIT
NUMBER    DESCRIPTION

4.1(a)* Restated Articles of Organization of the Registrant, as filed with the Secretary State of the Commonwealth of Massachusetts on November 1, 1994

4.1(b) Articles of Amendment to the Restated Articles of Organization of the Registrant, as filed with the Secretary of State of the Commonwealth of Massachusetts on January 6, 1997

4.2*      By-Laws of the Registrant

4.3*      Specimen certificate for the Common Stock

4.4       Aspen Technology, Inc. 1996 Special Stock Option Plan

5.1       Opinion of Foley, Hoag & Eliot LLP

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

24        Power of Attorney (included on pages II-4 and II-5)

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*    Filed as an exhibit to the Company's Registration Statement on Form S-1
     (registration number 33-88734), as filed with the Commission on January 29, 1995, and incorporated herein by reference.


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